Exhibit 10.6

EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (the "8th Amendment") is made and entered into as of April 3, 2024 (the "Execution Date"), by and between FOURTEEN HURON DRIVE, LLC, a Massachusetts limited liability company ("Landlord''), and ALLURION TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

RECITALS

A.
Landlord and Tenant arc parties to that certain lease dated June 18, 2014 (the "Original Lease"). as amended by that certain First Amendment to Lease dated as of June 29, 2017 (the "first Amendment"). and by that certain Second Amendment to Lease dated as of November 1, 2017 (the "Second Amendment"), and by that certain Third Amendment to Lease dated as of April 5, 2018 (the '"Third Amendment"), and by that certain Fourth Amendment to Lease dated as of November 16, 2018 ("Fourth Amendment"), by that certain Fifth Amendment to Lease dated as of August 12, 2019 ("Fifth Amendment"). and by that certain Sixth Amendment to Lease dated as of March 15, 2021 (the "Sixth Amendment"), and by that certain Seventh Amendment to Lease dated as of February 28, 2023 (the “Seventh Amendment''). The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment. the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment shall be referred to herein as the "Lease". Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 4,250 rentable square feet (the "Premises") in the building located at 14 Huron Drive, Natick, Massachusetts (the "Building").
B.
The Lease expires by its terms on June 30, 2024, and Landlord and Tenant desire to reduce the size of the Premises, extend the term of the Lease for nine (9) month and amend the Lease in certain other respects, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
DEFINITIONS, All capitalized terms used in this Eighth Amendment and not defined herein shall have the meanings ascribed to such terms in the Lease.
2.
EXTENSION OF TERM. The Lease term is hereby extended for a period of nine (9) months commencing on July 1, 2024 ("Extension Term Commencement Date") and ending on March 31, 2025 ("Extension Term"), unless sooner terminated for default or pursuant to the terms hereof.
3.
REDUCTION OF SIZE_ OF PREMISES.
a.
As per the Seventh Amendment dated February 28, 2023 . the Premises reduced in size from 4,250 rentable square feet to 1,870 rentable square feet, shown as

''Allurion Premises" on Exhibit A attached hereto and incorporated herein by reference.

b.
Notwithstanding anything contained herein to the contrary, at any time during the Extension Term, Landlord shall have the right. upon not less than thirty (30) days prior written notice to tenant. to recapture all or any portion of that area of the Premises shown as “Recapture Area” on said Exhibit A. Upon receipt of such notice from Landlord, Tenant shall, at Tenant's expense, vacate the Recapture Area and yield up the same to Landlord prior to the expiration of said 30-day period vacant, free of all personal property, equipment, and debris and in broom clean condition. Following the expiration of such 30- day period, the Base Rent payment shall be equitably reduced for the balance of the Extension Term based on the size of the Recapture Area recaptured by Landlord.

4.
BASE RENT DURING EXTENSION TERM. Commencing on the Extension Term Commencement Date and, subject to the provisions of Section 3 above, continuing through the last day of the extension term, Base Rent shall be payable as follows:

Period	Base Rent/RSF NNN	Annual Base Rent	Monthly Base Rent
Extension Term	$12.00/RSF NNN	$22,440.00	$1,870.00

5.
TENANT’S PERCENTAGE SHARE. From and after the Extension Term Commencement Date, Tenant's proportionate share of operating expenses. and real estate taxes shall be forty eight percent (48%).
6.
MISCELLANEOUS.
A.
This Eighth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Eighth Amendment, the provisions of this Eighth Amendment shall govern and control. Landlord shall not be bound by this Eights Amendment until Landlord has executed and delivered the same to Tenant. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this. Eighth Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers. directors, employees, mortgagee(s) and agents. and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Eights Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Eighth Amendment as of the day and year first above written.

LANDLORD:
FOURTEEN HURON DRIVE, LLC
a Massachusetts limited liability company

By:	/s/ Sava Cvek
Sava Cvek, Manager

TENANT:
ALLURION TECHNOLOGIES, INC.
a Delaware corporation

By:	/s/ Christopher Geberth
Name:	Christopher Geberth
Title:	Chief Financial Officer